EXHIBIT 4.2

                                                                   Exhibit 4.2


                                March 21, 1994


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

  This will confirm that Alex. Brown Incorporated (the "Company") will furnish to the Securities and Exchange Commission upon request copies of the following Loan Agreements:

   (i) Competitive Advance and Revolving Credit Facility Agreement dated as of August 16, 1993 between Alex. Brown Incorporated and various banks including Chemical Bank, as Documentation Agent and The Bank of New York, as Administrative Agent;

  (ii) Loan and Security Agreement dated as of June 18, 1990 between Alex. Brown & Sons Incorporated and Sovran Bank/Maryland;

 (iii) Loan Agreement dated April 8, 1993 between Alex. Brown & Sons Incorporated and The First National Bank of Maryland;

  (iv) Loan and Security Agreement dated November 23, 1988 between Alex. Brown & Sons Incorporated and The First National Bank of Maryland;

   (v) Security Agreement dated March 21, 1991 between Alex. Brown Leasing Services Incorporated and Signet Leasing and Financial Corporation;

  (vi) Security Agreement dated March 27, 1992 between Alex. Brown Leasing Services Incorporated and Signet Leasing and Financial Corporation; and

 (vii) Security Agreement dated October 19, 1992 between Alex. Brown Leasing Services Incorporated and Signet Leasing and Financial Corporation.

  The amount of debt authorized by each of the foregoing Loan Agreements does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

                                      Very truly yours,

                                      ALEX. BROWN INCORPORATED


                                      By: s/Beverly L. Wright
                                          ------------------------------------
                                          Beverly L. Wright
                                          Treasurer and Chief
                                          Financial Officer